UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934 (Amendment No.  )

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Net Lease Office Properties
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Net Lease Office Properties

Proxy Statement

2026

Notice of Annual Meeting of Shareholders
April 16, 2026
Date and Time
Friday, June 12, 2026
10:00 a.m. Eastern Time
Location
Virtual*
Items of Business
■    Elect Two Class II Trustees for a One-Year Term;
■    Authorize the Board of Trustees to terminate NLOP at a future date (the "Termination Authority Proposal");
■    Ratify the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2026; and
■    Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
Only shareholders who owned shares at the close of business on April 13, 2026, are entitled to vote at the meeting. Net Lease Office Properties ("NLOP," or the "Company") is furnishing the proxy materials for the Annual Meeting electronically using the Internet through the mailing to our shareholders of a Notice of Internet Availability of Proxy Materials, or the Notice and Access Card. The Company first made available the attached Proxy Statement, the proxy card and its Annual Report on Form 10-K for the year ended December 31, 2025 ("Annual Report"), to shareholders on or about April 22, 2026.
By Order of the Board of Trustees
Susan C. Hyde
Chief Administrative Officer and Corporate Secretary
Net Lease Office Properties
One Manhattan West
395 9th Avenue, 58th Floor
New York, NY 10001
*    The format of our 2026 Annual Meeting of Shareholders will be virtual-only. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. To attend, participate in and/or vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/NLOP2026 shareholders must enter the 16-digit control number found on their proxy card or voting instruction form or notice.

How to Vote

Internet	Phone	Mail	QR Code
Whether or not you attend, it is important that your shares be represented and voted at the Annual Meeting.
You may vote your shares by using the telephone or through the Internet, as described on the proxy card or voting instruction form or notice. You may also vote your shares by marking your votes on the proxy card or voting instruction form or notice, signing and dating it and mailing it in the business reply envelope provided. If you attend the virtual Annual Meeting, you may withdraw your previously submitted proxy card or voting instruction form or notice and vote virtually.
Additional questions are answered in the Users' Guide.
This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

Table of Contents

1	Proxy Summary	19	Executive Compensation
1	Ways to Vote	19	Executive Compensation Overview
1	Voting Matters and Board Recommendations	20	Clawback Policy
1	Background	20	Insider Trading Policy
2	Governance Highlights	21	Compensation Committee Report
2	Trustee Nominee Snapshot	21	Compensation Committee Interlocks and Insider Participation
3	Questions and Answers About the Termination Authority Proposal
		22	Proposal Two: The Termination Authority Proposal
5	Proposal One: Election of Two Class II Trustees for a One-Year Term	24	Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

6	Nominees for the Board	25	Report of the Audit Committee
9	Committees of the Board	25	Financial Expert
11	Board Governance	26	Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2025 and 2024
11	Board Meetings and Trustee Attendance
11	Trustee Independence	26	Pre Approval Policies
11	Board Refreshment	27	Security Ownership of Certain Beneficial Owners, Trustees and Management
11	Board Nominating Procedures
11	Board's Role in Risk Oversight	28	Equity Compensation Plan Information
12	Cybersecurity	29	Users' Guide
12	Artificial Intelligence
12	Proxy Access
13	Shareholder Amendment of Bylaws
13	No Shareholder Rights Plan
14	Compensation of the Board
14	2025 Non-Employee Trustee Compensation Table
14	Share Ownership Guidelines
15	Corporate Governance
15	Shareholder Proposals
15	Other Communications with the Board
16	Code of Business Conduct and Ethics
16	Whistleblower Policy
16	Corporate Governance Guidelines
16	Certain Relationships and Related Party Transactions
18	Named Executive Officers for 2026

We make references herein to various websites, including our website located at www.nloproperties.com, however, the information located on, or accessible from, any website (including our website) is not, and should not be deemed to be, part of this Proxy Statement or incorporated into any other filing that we submit to the Securities and Exchange Commission.

Proxy Summary
This summary highlights information contained in this Proxy Statement. The summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting.
Ways to Vote

Internet Visit www.proxyvote.com. You will need the 16-digit number included on your proxy card or voting instruction form or notice.
Phone Call 1-800-690-6903 or the number on your voting instruction form. You will need the 16-digit number included on your proxy card or voting instruction form or notice.
Mail Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form or notice.
QR Code Point your smartphone camera at the icon to the left to visit www.proxyvote.com. You will need the 16-digit number included on your proxy card or voting instruction form or notice.
Voting Matters and Board Recommendations

Proposal		Board Vote Recommendation	Page

1	Election of Two Class II Trustees for a One-Year Term	FOR each Nominee	5
2	The Termination Authority Proposal	FOR	22
3	Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2026	FOR	24
Background
On November 1, 2023, W. P. Carey Inc. (“WPC” or our “Advisor”) spun off a portfolio of 59 office assets into a separately publicly-traded company (the “Spin-Off”). To complete this Spin-Off, WPC formed NLOP on October 21, 2022. On November 1, 2023, WPC completed the Spin-Off. The Spin-Off was accomplished via a pro rata dividend of 1 NLOP common share for every 15 shares of WPC common stock outstanding.
Following the Spin-Off, we became a separate, publicly traded company. Our common shares are listed on the New York Stock Exchange (NYSE) under the ticker symbol “NLOP.” We are externally managed by our Advisor.
We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2020, and, as such, are allowed to provide more limited information in this proxy statement than an issuer that is not an emerging growth company.
Our business plan is to focus on realizing value for our shareholders primarily through strategic asset management and dispositions of our property portfolio over time.

2026 Proxy Statement 1

Proxy Summary
Governance Highlights
Critical components of our governance profile include:

Governance Highlights	■	Independence of trustees reviewed annually
	■	Shareholders can amend our Amended and Restated Bylaws (our "Bylaws")
	■	Trustee attendance at 75% or more for meetings in 2025
	■	Independent trustee compliance with share ownership guidelines

Shareholder Rights	■	Proxy access with a "3/3/20/20" market standard
	■	Board will become declassified in 2027
	■	Opted out of Maryland Unsolicited Takeover Act (MUTA)
	■	No shareholder rights plan

Trustee Nominee Snapshot
The nominees for our Board of Trustees (the "Board") are composed of two Class II Trustees who will be elected for a one-year term.

				Committee Memberships

Nominee	Age	Trustee Since	Independent	Audit	Compensation	Nominating and Corporate Governance

John J. Park	61	2023
Richard J. Pinola	80	2023	✓

Committee Chair Committee Member

2 2026 Proxy Statement

Proxy Summary
Questions and Answers About the Termination Authority Proposal
The following are some questions that you, as a shareholder of NLOP, may have regarding the Termination Authority Proposal, and brief answers to those questions. We urge you to read carefully the section of this Proxy Statement entitled "Proposal Two: The Termination Authority Proposal" beginning on page 22 of this Proxy Statement because that section contains a more fulsome discussion of the Proposal.
Q: What is the Termination Authority Proposal?
A: In accordance with our Articles of Amendment and Restatement of Declaration of Trust dated October 31, 2023 (the “Declaration of Trust”), we are proposing that the shareholders of NLOP authorize the termination of NLOP, at a future date to be determined by our Board of Trustees when we have sold all or substantially all of our properties. Neither the Declaration of Trust nor the Maryland REIT Law requires shareholder approval for NLOP to sell all or substantially all of our properties; however, shareholder approval is required to terminate NLOP's legal existence.
Q: Are you planning to terminate NLOP soon?
A: No. We intend to continue our efforts to sell our remaining properties. We currently expect that when we have sold all or substantially all of our properties, we will seek to terminate NLOP and wind up its affairs. We cannot predict exactly when that will occur. As of March 19, 2026, we owned 18 properties of our original portfolio of 59 properties and we have immaterial indebtedness. We currently expect to sell properties throughout 2026 and in 2027; however, property sales may occur sooner or later than our current expectations based on a number of factors, many of which are outside of our control.
Q: Why are you seeking approval to terminate NLOP at the 2026 Annual Meeting if you don't yet know when NLOP will terminate?
A: In light of (i) our success to date in selling properties and paying off substantially all of our debt and (ii) our current expectations for remaining property sales, our Board has determined that it is advisable to seek the approval at the upcoming meeting of shareholders to be held on June 12, 2026 (the "Annual Meeting") so that (1) we will have the ability to respond expeditiously to circumstances as they arise and (2) we can realize some efficiency and cost savings from not having to possibly call a special meeting of shareholders at a later date to obtain the approval.
Q: What is the Board's recommendation with respect to the Termination Authority Proposal?
A: The Board unanimously recommends that you vote “FOR” the approval of the Termination Authority Proposal.
Q: What will happen under the Termination Authority Proposal?
A: If this Proposal is approved, the Board will have the authority to take the steps and make the legal and regulatory filings necessary to terminate NLOP at an appropriate time in the future without the need to obtain further shareholder approval. Following the sale or transfer of our properties and other assets, we intend to pay or provide for our liabilities and expenses, distribute the remaining liquidation proceeds to our shareholders and terminate. See "Proposal Two—The Termination Authority Proposal—Certain Effects of a Termination of NLOP."
Q: If the Termination Authority Proposal is approved, will you cease making further distributions until NLOP is terminated?
A: No. We expect to sell properties and make periodic distributions to shareholders out of the net sale proceeds prior to terminating NLOP. The payment of distributions is within the full discretion of our Board and there can be no assurance as to the amount or timing of any future distributions.
Q: Will we continue to maintain our qualification as a REIT if the Proposal is approved?
A: We intend and expect to remain qualified as a REIT until our final REIT tax year ends, which we anticipate, but cannot be certain, will occur after all of our office properties are sold or transferred to a liquidating entity. The Board will use its best efforts to consider tax impacts for NLOP and its shareholders. Nevertheless, we cannot assure you that we will remain qualified as a REIT nor that we will not become subject to federal income tax during the remainder of our existence. The requirements to maintain REIT qualification are complex and depend upon, among other things, the nature of our assets and our sources of income. Any taxes imposed on us could materially reduce the cash available for distribution to our shareholders.

2026 Proxy Statement 3

Proxy Summary

Q: What vote of NLOP shareholders is required to approve the Termination Authority Proposal?
A: The affirmative vote of holders of at least two-thirds of the total number of common shares outstanding and entitled to vote on the proposal at the Annual Meeting is required to approve the Termination Authority Proposal. For purposes of the vote on the Termination Authority Proposal, abstentions, broker non-votes and other shares not voted will have the same effect as votes against the Termination Authority Proposal.
Q: Do the Trustees of NLOP and the Advisor of NLOP have any interest in the Termination Authority Proposal?
A: The interests of our trustees in the Termination Authority Proposal are generally aligned with the interests of our shareholders. The trustees beneficially owned an aggregate of 106,266 common shares of NLOP as of April 13, 2026. No termination fee is payable to our Advisor in respect of a termination of our advisory agreements arising from our dissolution. See “Proposal Two—The Termination Authority Proposal—Interests of Trustees and Advisor in the Proposal."
Q: If the Termination Authority Proposal is approved, will the Board be obligated to terminate NLOP?
A: Approval of the Termination Authority Proposal will not obligate the Board to terminate NLOP by a particular date or at all. Approval of the Proposal will authorize the Board to terminate NLOP at such time as the Board deems it advisable to do so, in connection with the sale of all or substantially all of NLOP's assets.
Q: What will happen if the Termination Authority Proposal is not approved by shareholders?
A: The Board cannot terminate NLOP's existence without the requisite approval of shareholders even if NLOP has sold all or substantially all of its assets. NLOP would continue to exist and would incur continuing costs associated with its existence, which may include the costs associated with being a public reporting company under applicable SEC rules and regulations. Such continuing costs will reduce amounts distributable to shareholders.
Q: Am I entitled to appraisal rights or dissenters’ rights in connection with the Termination Authority Proposal?
A: No. As a holder of common shares, you will not be eligible for appraisal rights or dissenters’ rights (or rights of an objecting shareholder) under Maryland law in connection with the Termination Authority Proposal.
Q: What will happen if I abstain from voting or fail to vote on the Termination Authority Proposal?
A: Your abstention will have the same effect as a vote against the approval of the Termination Authority Proposal. Failure to vote at the Annual Meeting or to submit your proxy using one of the available methods will have the same effect as a vote against the approval of the Termination Authority Proposal.

4 2026 Proxy Statement

Proposal One:
Election of Two Class II Trustees for a One-Year Term
We first ask that you vote for each of the two Class II trustees for a one-year term. Both nominees are current members of our Board. We lead with this vote because we, the Board, oversee NLOP as stewards of all our stakeholders, including you, our shareholders.

The Board recommends a vote FOR each of the nominees
Our Board is divided as equally as possible into three separate classes designated as Class I, Class II and Class III, respectively. The initial term of the Class I trustees expired at the first (2025) annual meeting of the shareholders held following the Spin-Off. The initial terms of the Class II and Class III trustees expire at the second (2026) and third (2027) annual meetings of shareholders, respectively, held following the Spin-Off.
Shareholders elected the Class I trustees for a two-year term at the 2025 annual meeting and will elect two Class II trustees for a one-year term at the 2026 annual meeting. Commencing with the 2027 annual meeting of shareholders, each trustee shall be elected annually for a term of one-year and shall hold office until the next succeeding annual meeting and until a successor is duly elected and qualifies. Our Board is divided among the three classes as follows:
■The Class I trustees are Axel K. A. Hansing and Jean Hoysradt;
■The Class II trustees are Richard J. Pinola and John J. Park; and
■The Class III trustee is Jason E. Fox.
The Class II trustees are currently up for election for a one-year term.
Nominees for the Board
Our Board members are diverse in talents, experiences and backgrounds but share track records of successful management and oversight of public and private companies. The Board recommends a vote FOR each of the nominees set forth on the following pages so we can continue along the path we have been actively pursuing. Unless otherwise specified, proxies will be voted FOR the election of the named nominees, each of whom was recommended by the Nominating and Corporate Governance Committee and approved by the Board. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the votes cast for a nominee by the shareholders present, in person at the virtual meeting or by proxy, is required to elect each nominee.

2026 Proxy Statement 5

Proposal One: Election of Two Class II Trustees
Class II Trustees up for Election for a One-Year Term at the Annual Meeting

John J. Park, 61

Professional Experience
■W. P. Carey Foundation: Trustee (since 2013)
■W. P. Carey Inc. (NYSE: WPC): Senior Advisor (October 2024–February 2025); President (2018–September 2024); Director of Strategy and Capital Markets (2016–2017); Various roles (1987–2016)
Other Current Public Company Boards
■None
Qualifications
Mr. Park’s wealth of knowledge related to mergers and acquisitions, capital market activities and strategic planning qualify him to serve on our Board.
Trustee Since 2023 NLOP Committees None

Richard J. Pinola, 80

Professional Experience
■GWR Medical, Inc.: Chief Executive Officer (since January 2025)
■Fortuna Capital Advisors: Co-Founder and Principal (2008–July 2023)
■Right Management Consultants: Director (1990–2004), Chief Executive Officer (1992–2004), Chair (1994–2004)
■Penn Mutual Life Insurance Company: President and Chief Operating Officer (1989–1991)
■PriceWaterhouse & Co. (now PricewaterhouseCoopers LLP) (1967–1969)
Non-Public Company Boards: GWR Medical, Inc.: Director (since 2017); Visiting Nurse Society, Philadelphia, PA: Director (since 2013)
Former Boards: Fortuna Capital Advisors: Independent Director (2008–July 2023); Corporate Property Associates 18 – Global Incorporated: Director (2013–August 2022)
Other Current Public Company Boards
■None
Qualifications
Mr. Pinola’s broad executive and board experience and his background as a licensed certified public accountant qualify him to serve on our Board, as Lead Independent Trustee and as Chair of the Audit Committee.
Lead Independent Trustee Since 2023 NLOP Committees Audit (Chair), Compensation, Nominating and Corporate Governance

6 2026 Proxy Statement

Proposal One: Election of Two Class II Trustees
Class I Trustees Whose Terms Are Not Expiring at the Annual Meeting

Axel K.A. Hansing, 83

Independent Trustee Since 2023 NLOP Committees Audit, Compensation (Chair), and Nominating and Corporate Governance

Professional Experience
■Coller Capital: Senior Advisor (2021–April 2024), Senior Partner (2000–2021)
■Hansing Associates: CEO and Founder (1994–2000)
■Equitable Capital Management (New York/London): Managing Director (1989–1993)
■Bayerische Hypotheken — und Wechselbank AG (Munich/New York): Head of the International Division (1981–1989)
■Merrill Lynch International Banking: Managing Director (1977–1981)
■Marine Midland Bank: Vice President (1971–1977)
Former Board: W. P. Carey Inc. (NYSE: WPC): Director (2011–June 2022)
Other Current Public Company Boards
■None
Qualifications
As a former Senior Advisor of Coller Capital and a former Director of W. P. Carey Inc., Mr. Hansing’s experience with international corporate real estate, investment banking and private equity investment qualifies him to serve on our Board and as Chair of our Compensation Committee.

Jean Hoysradt, 75

Independent Trustee Since 2023 NLOP Committees Audit, Compensation, Nominating and Corporate Governance (Chair)

Professional Experience
■Mousse Partners Limited: Chief Investment Officer (2001–2015)
■New York Life Insurance Company: Senior Vice President, Head of Investment and Treasury Departments (1991–2000)
■Manufacturers Hanover Trust Company: Managing Director (1988–1990)
■The First Boston Corporation: Vice President (1984–1988)
■The Equitable Life Assurance Society of the United States: Vice President (1974–1984)
Former Boards: W. P. Carey Inc. (NYSE: WPC): Director (2014–October 2023); Duke University Management Company: Director (2005–2018)
Other Current Public Company Boards
■None
Qualifications
Ms. Hoysradt’s investment expertise, forty-five years of international and domestic real estate experience, executive leadership and corporate governance background qualify her to serve on our Board and as Chair of our Nominating and Corporate Governance Committee.

2026 Proxy Statement 7

Proposal One: Election of Two Class II Trustees
Class III Trustee Whose Term Is Not Expiring at the Annual Meeting

Jason E. Fox, 53

Trustee Since 2023 NLOP Committees None

Professional Experience
■W. P. Carey Inc. (NYSE: WPC): Director and Chief Executive Officer (since 2018), President (since October 2024, 2015–2017), Head of Global Investments (2015–2016), Co-Head of Global Investments (2012–2015), Co-Head of Domestic Investments (2011–2012), Vice President (2002–2010)
■W. P. Carey Foundation Trustee (since 2018)
Former Boards: Corporate Property Associates 18 – Global Incorporated: Director (2018–August 2022); Watermark Lodging Trust, Inc. (formerly known as Carey Watermark Investors 2 Incorporated), Director (2018–April 2020); Corporate Property Associates 17 – Global Incorporated, Director (2018)
Other Current Public Company Boards
■W. P. Carey Inc.: Director (since 2018)
Qualifications
Mr. Fox has a deep understanding of NLOP’s business and its strategies. He has been responsible for sourcing, negotiating and structuring acquisitions as Chief Executive Officer of W. P. Carey Inc. and the various programs it has managed for over two decades. As trustee, Chair of the Board, and Chief Executive Officer, he oversees every aspect of NLOP’s business, making information about its day-to-day operations and insight into its broader strategies directly available to the Board in its deliberations.

8 2026 Proxy Statement

Committees of the Board
Independent trustees serve on one or more of our Board's standing committees, which are our Audit, Compensation and Nominating and Corporate Governance Committees. The written charters for each of these standing committees can be viewed on our website, www.nloproperties.com, under the heading "Governance Documents" in the "Governance" section. Each of our standing committees is composed entirely of independent trustees. The table below reflects the membership of these committees as of the date of this Proxy Statement. From time to time, the Board may also establish certain ad hoc committees for specific purposes.

Corporate Governance Board Committees

	Audit	Compensation	Nominating and Corporate Governance
Axel K.A. Hansing
Jean Hoysradt
Richard J. Pinola

Committee Chair Committee Member Financial Expert

2026 Proxy Statement 9

Committees of the Board
Membership and Functions of the Committees of the Board

Audit Committee

Members: Richard J. Pinola, Chair and Financial Expert Axel K.A. Hansing Jean Hoysradt Number of Meetings Held in 2025: 4
The Audit Committee's responsibilities include:
■engaging an Independent Registered Public Accounting Firm and overseeing its independence, qualifications, and performance;
■monitoring the integrity of NLOP's financial statements and compliance with legal and regulatory requirements;
■administering the Related Person Transaction Policy and Procedures;
■reviewing and discussing with management, internal auditors and the Independent Registered Public Accounting Firm NLOP's internal audit controls, including complaint procedures and NLOP's Code of Ethics; and
■reviewing internal audit plan and receiving and reviewing updates on cybersecurity and tax compliance.

Compensation Committee

Members: Axel K.A. Hansing, Chair Jean Hoysradt Richard J. Pinola Number of Meetings Held in 2025: 1
The Compensation Committee's responsibilities include:
■reviewing and making recommendations to the Board regarding the compensation of members of our Board, including incentive compensation and equity-based plans, as well as administering those plans through cash-based and equity-based awards;
■overseeing the compensation of our Advisor, including certain wholly-owned affiliates of our Advisor pursuant to the NLOP Advisory Agreements (as defined below); and
■reviewing and making recommendations to the Board regarding the compensation structure for the chief executive officer and the other named executive officer ("NEO"), including incentive compensation and equity-based plans based on corporate goals and objectives, if in the future, NLOP directly pays compensation to its NEOs.

Nominating and Corporate Governance Committee

Members: Jean Hoysradt, Chair Axel K.A. Hansing Richard J. Pinola Number of Meetings Held in 2025: 1
The Nominating and Corporate Governance Committee's responsibilities include:
■providing counsel to the Board regarding the performance of our Advisor, including reviewing and approving the goals and objectives relating to our Advisor under the NLOP Advisory Agreements (as defined below);
■developing and reviewing the qualifications and competencies required for membership on the Board, and identifying and recommending qualified candidates;
■overseeing the structure, membership and rotation of the Board committees;
■reviewing and assessing the Board leadership structure;
■reviewing the Corporate Governance Guidelines; and
■reviewing and overseeing NLOP's strategy, initiatives and policies.

10 2026 Proxy Statement

Board Governance
Board Meetings and Trustee Attendance
There were six regular meetings of the Board held in 2025, and each trustee attended at least 75% of the aggregate of such meetings and of the meetings held during the year by the Committees of which he or she was a member. Under the Corporate Governance Guidelines adopted by our Board, the trustees are required to make every effort to attend each Board meeting and applicable Committee meetings, except in unavoidable circumstances. Although there is no specific policy regarding trustee attendance at meetings of shareholders, trustees are invited and encouraged to attend. All trustees who served on the Board at the time attended the Company's 2025 Annual Meeting. Although there is no specific policy regarding trustee attendance at meetings of shareholders, trustees are invited and encouraged to attend.
Trustee Independence
Our Board has determined that each of Mr. Hansing, Ms. Hoysradt, and Mr. Pinola, has no material relationship with us or our Advisor (either directly or indirectly through an immediate family member or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” within the meaning of our trustee independence standards and NYSE independence standards. Our Board established and employed categorical standards, which mirror NYSE independence requirements, in determining whether a relationship is material and thus would disqualify a trustee from being independent.
Our independent trustees also regularly meet at executive sessions without management participation to promote open discussion among the non-management trustees pursuant to Rule 303A.03 of the NYSE Listed Company Manual.
Board Refreshment
Our Board, with the assistance of the Nominating and Corporate Governance Committee, regularly reviews and considers developments in corporate governance to ensure that best practices are being followed and board refreshment. The Nominating and Corporate Governance Committee also oversees the annual self-evaluation of the Board and its committees.
Board Nominating Procedures
The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by Board members, management, shareholders and outside advisors. A shareholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary or the Nominating and Corporate Governance Committee in writing with the information and in the time period required by our Bylaws, which is set forth in more detail in "Shareholder Proposals" and "Other Communications with the Board" in the Corporate Governance section of this Proxy Statement.
Once a candidate has been recommended to the Corporate Secretary or Nominating and Corporate Governance Committee, there are a number of actions undertaken to complete a full evaluation of the candidate.
Board's Role in Risk Oversight
While the Board oversees the overall risk management process for NLOP, each of the Board's committees also assists the Board in this oversight with respect to the following risks:
■Our Audit Committee oversees our risk policies and processes relating to the financial statements and financial reporting procedures, focusing on internal controls, as well as risks arising from related party transactions, key credit risks, liquidity risks, cybersecurity risks, information technology risks, data privacy risks, market risks and compliance and the guidelines, policies and procedures for monitoring and mitigating those risks and discusses major organizational-level risk exposures;
■Our Compensation Committee monitors potential risks associated with our equity incentive plan; and
■Our Nominating and Corporate Governance Committee oversees the risk related to the relationship with our Advisor, including evaluating the performance of our Advisor under the NLOP Advisory Agreements (as defined below), as well as risks associated with our governance structure.
By assigning such responsibilities, the Board believes it can more effectively identify and address risk. Throughout the year, the Board, and each of the Board's committees will review and discuss specific risk topics in significant detail in their respective meetings.

2026 Proxy Statement 11

Board Governance
Cybersecurity
As an externally managed company, our day-to-day operations are managed by our Advisor and our NEOs (both of whom are NEOs of our Advisor) under the oversight of our Board. We rely on our Advisor for assessing, identifying and managing material risks to our business from cybersecurity threats. Below are details our Advisor has provided to us regarding its cybersecurity program that are relevant to us.
As part of our Board’s oversight of risk management, our Board will review our cyber-risks and the actions being taken to mitigate such risks with our Advisor. These actions include implementing well-recognized cybersecurity standard frameworks for protecting systems, third-party monitoring of certain systems and cybersecurity training for our Advisor’s employees. Board oversight of risk is also performed between meetings through our Audit Committee and communications between our Advisor and our Board. Our Board will receive periodic education around cybersecurity risks and best practices.
Additionally, our Audit Committee, which consists solely of independent trustees, is responsible for overseeing cybersecurity risks and related initiatives. Our Audit Committee reviews our organizational risks and cybersecurity risks. It also reviews the steps our Advisor has taken to protect against threats to our information systems and security and receives updates on cybersecurity on a quarterly basis.
Our Advisor’s information technology team is led by its Chief Information Officer, who reports to its Chief Financial Officer, and has extensive experience working with information security systems. Our Advisor’s information technology team consists of individuals with expertise in assessing, preventing and addressing cybersecurity risk and is responsible for executing our cybersecurity program as well as communicating regularly with our Advisor’s senior management, our Advisor’s cybersecurity governance committee, the Audit Committee and the Board. Our Advisor’s cybersecurity governance committee, composed of our Advisor’s Chief Financial Officer, Chief Legal Officer, Chief Information Officer, Head of Internal Audit and senior members of its information technology team, are responsible for developing and maintaining our cybersecurity policies and standards, monitoring ongoing compliance and program updates, and ensuring our information security is aligned with our business objectives and strategies under the oversight of our Board.
In addition, our Advisor’s information technology team has incorporated artificial intelligence ("AI") into its training campaigns for employees to keep them up to date on different types of cybersecurity attacks. Our Advisor's internal audit team has also evaluated and monitored our internal controls.
Please see our Annual Report for the year ended December 31, 2025, for more information on our processes and procedures for addressing and managing cybersecurity risks.
Artificial Intelligence
Our Advisor enforces an AI Use Policy covering all AI‑related traffic, including external generative AI services, AI features embedded in software as a service applications, and internal AI models or agents accessed over the Advisor's network. Access to AI services is permitted only for legitimate business purposes and must comply with all applicable Company security, privacy, and acceptable use policies.
Only AI services that have been formally reviewed and approved by our Advisor's information technology and legal departments, with oversight department by our Advisor's cybersecurity governance committee, may be used. Our Advisor will block or restrict access to unapproved or high‑risk AI services and domains (shadow AI) through technical and administrative controls.
All AI models, agents, and AI‑enabled features that the Company develops, integrates, or consumes must follow the Company’s service delivery processes. This includes appropriate risk assessment, data protection measures, and change management for all AI capabilities.
All AI‑related traffic is subject to logging and monitoring. Our Advisor's information technology team will periodically review AI usage patterns and related logs to identify potential misuse, data leakage, or policy violations and will take appropriate investigative and corrective actions as needed.
Proxy Access
Our Bylaws generally permit any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of at least 3% or more of our outstanding common shares for at least the previous three years to include a specified number of trustee nominees in our proxy materials for our annual meeting of shareholders, subject to certain procedural, eligibility and disclosure requirements set forth in our Bylaws. For more information on using proxy access to nominate trustees, refer to "Corporate Governance—Shareholder Proposals."

12 2026 Proxy Statement

Board Governance
Shareholder Amendment of Bylaws
Our Board has the power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws. Our shareholders also have the power to alter or repeal any provision of our Bylaws and adopt new bylaws with the approval of at least a majority of all votes entitled to be cast on the matter.
No Shareholder Rights Plan
We do not have a shareholder rights plan, and will not adopt a shareholder rights plan in the future without (i) the prior approval of our shareholders by the affirmative vote of a simple majority of our shareholders or (ii) seeking ratification from our shareholders within 12 months of adoption of such rights plan if our Board determines, in the exercise of its duties under applicable law, that it is in our best interest to adopt a rights plan without the delay of seeking prior shareholder approval.

2026 Proxy Statement 13

Compensation of the Board
Our non-employee trustees are paid an annual cash retainer. For 2025, non-employee trustees were paid an annual cash retainer of $200,000. The independent trustees received an initial restricted stock unit (RSU) grant under our 2023 Incentive Award Plan (the "2023 Plan") on November 2, 2023, with a grant date value of $100,000. This initial RSU grant vested on November 2, 2024. No stock awards or stock options were granted to our non-employee trustees in 2025. The annual fees as of the date of this Proxy Statement paid to non-employee trustees for all positions held are set forth in the table below.

Cash

All Non-Employee Trustees	$200,000

Additional Fees:
Lead Trustee	$20,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$10,000
2025 Non-Employee Trustee Compensation Table
The following table sets forth information concerning the total compensation of the individuals who served as non-employee trustees during 2025, including service on all committees of the Board, as described above. Our non-employee trustees did not have any unvested RSUs in 2025 granted under the 2023 Plan.

Name	Fees Earned or Paid in Cash	Stock Awards	Total

Axel K.A. Hansing	$210,000	—	$210,000
Jean Hoysradt	$210,000	—	$210,000
John J. Park*	$166,667	—	$166,667
Richard J. Pinola	$235,000	—	$235,000
*John J. Park began receiving compensation for serving on the NLOP Board as a non-employee trustee beginning March 1, 2025.
Share Ownership Guidelines
Our Board has adopted the Net Lease Office Properties Share Ownership Guidelines. The Share Ownership Guidelines require the independent trustees to hold their initial grant of 9,551 RSUs, awarded pursuant to the 2023 Plan, until separation of service. All the independent trustees comply with this requirement.

14 2026 Proxy Statement

Corporate Governance
Shareholder Proposals
The date by which shareholder proposals must be received by NLOP for inclusion in proxy materials relating to our 2027 Annual Meeting is December 17, 2026, and any such proposals must meet the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
In order for proposals submitted outside of Rule 14a-8 to be considered at the 2027 Annual Meeting, shareholder proposals, including shareholder nominations for trustees, must comply with the advance notice and eligibility requirements contained in our Bylaws. The Bylaws provide that shareholders are required to give advance notice to NLOP of any business to be brought by a shareholder before an annual shareholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Corporate Secretary of NLOP at the principal executive offices of NLOP, One Manhattan West, 395 9th Avenue, 58th Floor, New York, NY 10001. Such shareholder’s notice shall set forth all information required and shall be delivered to the Corporate Secretary at the principal executive office of NLOP not earlier than the 150th day nor later than 5:00 p.m., Eastern Standard Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that, in connection with NLOP's first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Therefore, any shareholder proposals, including nominations for trustees, submitted outside of Rule 14a-8 to be voted on at the 2027 Annual Meeting must be received by NLOP not earlier than November 17, 2026, and not later than December 17, 2026. However, in the event that the date of the 2027 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the Annual Meeting, for notice by the shareholder to be timely, it must be delivered not earlier than the 150th day prior to the date of such annual meeting date and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made by NLOP. Such proposals and nominations must be made in accordance with, and include the information required to be set forth by, the Bylaws. An untimely or incomplete proposal or nomination may be excluded from consideration at the 2027 Annual Meeting.
In addition to satisfying advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than those nominees nominated by the Company must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2027, which is 60 days prior to the anniversary date of the 2026 Annual Meeting.
A copy of our Bylaws is available upon request. Such requests and any shareholder proposals should be sent to c/o Net Lease Office Properties Corporate Secretary, One Manhattan West, 395 9th Avenue, 58th Floor, New York, NY 10001. These procedures apply to any matter that a shareholder wishes to raise at any annual meeting, including those matters raised other than pursuant to Rule 14a-8. A shareholder proposal that does not meet the requirements summarized above or listed in the Bylaws will be considered untimely, and any proxy solicited by NLOP may confer discretionary authority to vote on such proposal.
Other Communications with the Board
Shareholders and other interested parties may communicate with the Lead Trustee of our Board or with the non-employee trustees, as a group, by either of the following methods:
Email: IR@nloproperties.com
Mail: Lead Trustee of the Board of Trustees
c/o Net Lease Office Properties Corporate Secretary
One Manhattan West
395 9th Avenue, 58th Floor
New York, New York 10001
All appropriate correspondence will be promptly forwarded by the Corporate Secretary to the Lead Trustee of our Board.

2026 Proxy Statement 15

Corporate Governance
Code of Business Conduct and Ethics
Our Board adopted the Code of Business Conduct and Ethics to codify and formalize specific policies and principles that help ensure our business is conducted in accordance with the highest standards of ethical behavior. Our Advisor conducts annual training with its employees regarding ethical behavior and requires all employees to acknowledge the terms of and abide by our Code of Business Conduct and Ethics. The full text of our Code of Business Conduct and Ethics is available on our website at www.nloproperties.com. We will disclose any future amendments to, or waivers of, specific provisions of our Code of Business Conduct and Ethics applicable to our officers and trustees on our website all disclosures that are required by the Securities and Exchange Commission (the "SEC") or the NYSE.
Whistleblower Policy
Our Policies and Procedures for Complaints Regarding Accounting, Internal Accounting Controls, Fraud or Auditing Matters (the "Whistleblower Policy") establishes procedures for the receipt, retention and treatment of complaints regarding improper or questionable accounting, internal accounting controls or auditing and other matters involving NLOP with a secure, independent whistleblower hotline and website to ensure the confidential, anonymous submission of such complaints. Since implementation of the whistleblower policy, we have received no material complaints or submissions through our whistleblower reporting process.
Corporate Governance Guidelines
Our Advisor is charged with assessing and managing risks associated with our business on a day-to-day basis. We rely on our Advisor’s internal processes to identify, manage and mitigate material risks and to communicate with our Board or Audit Committee, as appropriate. Our Board’s role is to oversee our Advisor’s execution of these responsibilities and to assess our Advisor’s approach to risk management on our behalf. In order to review and understand risk identification, management and mitigation strategies, our Board and our Audit Committee will receive reports at their regular meetings from representatives of our Advisor on areas of material risk to us. The full text of our Corporate Governance Guidelines is available on our website at www.nloproperties.com.
Certain Relationships and Related Party Transactions
The agreements that we entered into with our Advisor and/or certain of its subsidiaries in connection with the Spin-Off provided for an orderly transition to our status as an independent, publicly traded company. Additional or modified agreements, arrangements and transactions, which will be negotiated at arm’s length, may be entered into between us and our Advisor and/or certain of its subsidiaries.
We operate pursuant to certain policies and procedures for the review, approval or ratification of our transactions with related persons. These policies include the following:
■Transactions with our Advisor: Except for transactions under the NLOP Advisory Agreements (as defined below) or as otherwise described herein, we will not purchase goods or services from our Advisor or its affiliates unless a majority of our trustees, including a majority of our independent trustees, not otherwise interested in the transactions approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
■Transactions with our Advisor and its Affiliates: We will not lease properties in which our Advisor, a trustee or any of their respective affiliates has an ownership interest without a determination by a majority of our trustees, including a majority of our independent trustees, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our Advisor or its affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. We will not sell investments or lease properties to our Advisor, a trustee or any of their respective affiliates unless a majority of our trustees, including a majority of our independent trustees, not otherwise interested in the transaction, determine that the transaction is fair and reasonable to us.
■Loans: We will not make any loans to our Advisor, its affiliates or our trustees except loans to our wholly owned subsidiaries. We may not borrow money from any of our trustees or our Advisor and its affiliates unless approved by a majority of our trustees (including a majority of the independent trustees) not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than loans between unaffiliated parties under the same circumstances.

16 2026 Proxy Statement

Corporate Governance
Agreements with Our Advisor and its Subsidiaries
We and our Advisor operate as public entities. To govern certain ongoing relationships between us and our Advisor after the Spin-Off, we and our Advisor and/or certain of its subsidiaries entered into agreements pursuant to which certain services and rights are provided for, and we and our Advisor and/or certain of its subsidiaries indemnify each other against certain liabilities arising from our respective businesses. The following is a summary of the terms of the material agreements we entered into with our Advisor and/or certain of its subsidiaries, all which have been filed or incorporated as exhibits to our Annual Report.
Separation and Distribution Agreement
We and our Advisor entered into the Separation and Distribution Agreement on October 31, 2023. We and our Advisor and/or certain of its subsidiaries also entered into other agreements prior to the Spin-Off that effectuated the separation and the distribution, providing a framework for our relationship with our Advisor and providing for the allocation between us and our Advisor of certain of our Advisor’s assets, liabilities and obligations (including its investments, property, and tax-related assets and liabilities) attributable to periods after our separation from our Advisor, such as the Tax Matters Agreement and the NLOP Advisory Agreements (as defined below).
Tax Matters Agreement
We and our Advisor entered into a tax matters agreement on October 31, 2023 (the "Tax Matters Agreement") that governs the respective rights, responsibilities and obligations of our Advisor, us and our applicable subsidiaries with respect to tax liabilities and benefits, the preparation and filing of tax returns, the control of audits and other tax proceedings, tax covenants, tax indemnification, cooperation and information sharing. The Tax Matters Agreement provides that (a) we and our applicable subsidiaries generally assume liability for all taxes reported or required to be reported, on our tax return; (b) our Advisor assumes liability for all taxes reported or required to be reported (i) on our Advisor’s tax return or (ii) any joint tax return involving both we and our Advisor; and (c) we generally assume sole responsibility for any transfer taxes. Our obligations under the Tax Matters Agreement are not limited in amount or subject to any cap. If we are required to pay any liabilities under the circumstances set forth in the Tax Matters Agreement or pursuant to applicable tax law, the amounts may be significant.
NLOP Advisory Agreements
Following the closing of the Spin-Off, certain wholly-owned affiliates of WPC externally manage NLOP pursuant to a U.S. Advisory Agreement and a European Advisory Agreement, both dated November 1, 2023 (together, the “NLOP Advisory Agreements”). We pay management fees to our Advisor and reimburse our Advisor for certain expenses incurred in providing services to us. For the year ended December 31, 2025, we paid our Advisor $8.6 million in fees and other reimbursements.
Other Transactions with W. P. Carey Inc.
In March 2025, our Advisor formed a wholly owned captive insurance company, which commenced operations in May 2025 and insures a portion of the North American real property portfolios of each of our Advisor and us. During the year ended December 31, 2025, we paid property insurance premiums totaling $3.2 million, of which $0.7 million was paid to our Advisor, covering the annual period commencing May 1, 2025.
Jason E. Fox, our Chief Executive Officer, Chair of our Board and a trustee, is also the Chief Executive Officer, President and member of the Board of WPC and John J. Park was previously an employee of WPC until February 28, 2025.
For more information regarding these transactions and the fees paid by NLOP to WPC, see above and Note 4 to the consolidated financial statements in our Annual Report for the year ended December 31, 2025.

2026 Proxy Statement 17

Named Executive Officers for 2026
The Company's NEOs are determined by our Board. The NEOs as of the date of this Proxy Statement are as follows:

Jason E. Fox, Chief Executive Officer, Age 53
Mr. Fox became CEO in October 2022 and has been a trustee and Chair of the Board since November 2023. Since he is also a Board member, his biography appears in Proposal One: Class III Trustee Whose Term Is Not Expiring at the Annual Meeting.

ToniAnn Sanzone, Chief Financial Officer, Age 49
■Net Lease Office Properties: Chief Financial Officer (since November 2023)
■W. P. Carey Inc.: Chief Financial Officer (since 2017; Interim 2016–2017); Chief Accounting Officer (2015–2016); Global Corporate Controller (2013–2015)
■Corporate Property Associates 18 – Global Incorporated: Chief Financial Officer (2019–August 2022 and 2016–2017), Chief Accounting Officer (2015–2017)
Ms. Sanzone oversees NLOP’s vital financial and risk mitigation functions, including accounting and financial reporting, corporate finance, information technology, internal audit, tax and treasury. She also serves as Chief Financial Officer of W. P. Carey Inc. Before joining W. P. Carey Inc., Ms. Sanzone served as Corporate Controller and in various other capacities at iStar Inc., a publicly traded REIT, from 2006 to 2013 and held various accounting and financial reporting roles at Bed Bath & Beyond Inc. from 2004 to 2006. Ms. Sanzone also occupied various positions in the assurance and advisory services practice of Deloitte LLP from 1998 to 2004 and is a certified public accountant.

18 2026 Proxy Statement

Executive Compensation
Overview
Our NEOs are employees of our Advisor or its affiliates. We pay fees to our Advisor under the NLOP Advisory Agreements; we do not directly compensate the employees of our Advisor who provide services to us. We do not reimburse our Advisor for any portion of the compensation it pays to its employees who provide services to us. The location of the executive offices and telephone number of our Advisor are:
W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, NY 10001
(212) 492-1100
The following table sets forth certain information with respect to our NEOs who served during 2025:

	Net Lease Office Properties	W. P. Carey Inc.

Jason E. Fox	Chief Executive Officer	Chief Executive Officer and President
ToniAnn Sanzone	Chief Financial Officer	Chief Financial Officer
Executive Compensation Overview
Pursuant to the NLOP Advisory Agreements, our Advisor provides us with strategic management services, including asset management, property disposition support and various related services. We do not have any employees. Accordingly, our Chief Executive Officer and Chief Financial Officer, each of whom is a senior executive of our Advisor, do not receive cash compensation from us for serving as NEOs. Instead, we pay our Advisor an administrative fee described below.
We pay our Advisor an asset management fee that was initially set at an annual amount of $7.5 million and is proportionately reduced following the disposition of each portfolio property. In 2025, we paid approximately $4.6 million in asset management fees to our Advisor.
In addition, we reimburse our Advisor a base administrative amount of approximately $4.0 million annually, for certain administrative services, including day-to-day management services, investor relations, accounting, tax, legal and other administrative matters. We do not directly compensate the employees of our Advisor who provide services to us. We do not reimburse our Advisor for any portion of the compensation it pays to its employees who provide services to us.
For additional information regarding the fees we pay to our Advisor, see "Certain Relationship and Related Party Transactions — NLOP Advisory Agreements.”
The NLOP Advisory Agreements have an initial term of three years, and shall automatically renew for successive one-year terms thereafter without further action by us or the applicable Advisor unless earlier terminated in accordance with the applicable Agreement. Each Advisory Agreement may be amended only by the written agreement of its parties. All amendments to either Advisory Agreement must be approved by a majority of our independent trustees.
While we do maintain an equity incentive plan, the 2023 Plan, we have granted no equity-based incentive awards to our NEOs since inception. We made initial equity grants to our independent trustees in 2023 when they joined the Board.
Executive Compensation Paid by Our Advisor and Its Affiliates
Our Chief Executive Officer and Chief Financial Officer are employees of our Advisor, and are compensated under compensation arrangements made by them with our Advisor. Our Advisor does not compensate its employees specifically for services rendered in performing obligations to us under the NLOP Advisory Agreements as these individuals also provide services relating to our Advisor’s other business activities.
Our Advisor has informed us that it does not segregate or identify the portion of the compensation awarded to our NEOs that is attributable to their services to us. The total compensation of our NEOs reflects the performance of services relating to all our Advisor’s activities in addition to services provided by these individuals to us.

2026 Proxy Statement 19

Executive Compensation
Our Advisor has informed us that no portion of the administrative fee paid by us to our Advisor is specifically allocated to aggregate compensation paid by our Advisor to our NEOs.
For context with respect to our NEOs' compensation, our Advisor reports that it paid our NEOs aggregate base salary, annual incentive bonus, long-term incentive compensation and other compensation in the aggregate amount of $15.1 million during 2025, which amount represented 175.6% of all fees we paid to our Advisor in 2025.
Our Advisor reports that its compensation program is designed to foster a strong pay-for-performance culture. In setting compensation for its professionals, including our Chief Executive Officer and Chief Financial Officer, according to our Advisor, it allocates pay among base salary, short-term incentives and long-term incentives to emphasize variable, performance-based compensation. This mix is designed to ensure the appropriate alignment of executive compensation with financial performance and shareholder value creation. For our Chief Executive Officer, approximately 90% of his total 2025 compensation paid by our Advisor was incentive-based pay and 11% was fixed base salary. For our Chief Financial Officer, 83% of her total aggregate 2025 compensation paid by our Advisor was incentive-based pay and 17% was fixed base salary.
Our Advisor has informed us that it takes into consideration many factors in determining its performance-based pay for its executives, including our NEOs. In determining its performance-based compensation, our Advisor has established performance metrics that relate to our Advisor’s activities that are unrelated to our business.
The performance metrics utilized by our Advisor in its executive compensation program are described in detail in its 2025 proxy statement dated March 27, 2026, filed with the SEC and available at https://ir.wpcarey.com/financials/sec-filings/.
Indemnification Agreements
We have entered into an indemnification agreement with each of our trustees and NEOs. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees or NEOs, we have been informed that, in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
We have purchased and maintain insurance on behalf of all our trustees and NEOs against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.
Clawback Policy
Our Board adopted a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current NEOs awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.
The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation.
A copy of this policy has been filed as an exhibit to our Annual Report.
Insider Trading Policy
Our Board adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by officers, trustees, directors and employees of NLOP and our Advisor. We believe our Insider Trading Policy is reasonably designed to promote compliance with relevant insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our Insider Trading Policy is filed with our Annual Report as Exhibit 19. We do not have a Rule 10b5-1 plan or other certain other written trading arrangements. Transactions by the Company in its own securities are monitored by internal and external legal counsel for compliance with applicable securities laws.
Additional REIT Restrictions
The 2023 Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, common shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of our common shares contained in our Declaration of Trust or would impair our status as a REIT.

20 2026 Proxy Statement

Executive Compensation
Compensation Committee Report
As noted above, we have no employees. The Compensation Committee has reviewed and discussed the compensation of trustees with management. Based on such review and discussions, the Compensation Committee recommended to the Board, and the Board approved, that trustee compensation be included in our Annual Report for the year ended December 31, 2025.
COMPENSATION COMMITTEE
Axel K.A. Hansing, Chair
Jean Hoysradt
Richard J. Pinola
Compensation Committee Interlocks and Insider Participation
Each of the Compensation Committee members whose names appear under the heading Compensation Committee Report has been a Compensation Committee member since November 2023 when the separation and distribution of NLOP was completed. No member of the Compensation Committee during 2023 is or has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s NEOs served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the NEOs of which served as a trustee of the Company or as a member of the Compensation Committee during 2025.
Executive Compensation Tables and Other Information
Summary Compensation Table
For the year ended December 31, 2025, we did not provide any of our NEOs with any cash or other compensation.
Grants of Plan-Based Awards
For the year ended December 31, 2025, we did not grant any equity based awards to our NEOs.
Outstanding Equity Awards
As of December 31, 2025, none of our NEOs held any outstanding stock awards.
Shares Vested in Fiscal 2025
During the year ended December 31, 2025, no vesting of shares of the Company, including restricted shares, RSUs or similar instruments occurred for our NEOs.
No Pension or Deferred Compensation
We do not maintain any tax-qualified defined benefit plans, supplemental executive retirement plans or similar plans for which information is required to be reported in a pension benefits table. Similarly, we do not maintain any non-qualified deferred compensation plans for which information is required to be reported.
No Employment Agreements
We do not have employment agreements with any of our NEOs as of the date of this Proxy Statement.
Change-in-Control or Similar Arrangements
None of our NEOs are party to any automatic “single trigger” change-in-control arrangements that provide for compensation (including accelerated vesting of stock awards) in the event of a change in control.

2026 Proxy Statement 21

Proposal Two:
The Termination Authority Proposal
Background of the Proposal
As described earlier in this Proxy Statement, NLOP was spun off from WPC in November 2023 for the purpose of realizing value for our shareholders primarily through strategic asset management and dispositions of our property portfolio over time. At the time of the Spin-Off, NLOP's portfolio comprised 59 office properties. Through March 19, 2026, we have disposed of 41 properties. The initial annualized base rent ("ABR") of NLOP at the time of the Spin-Off was $145 million(1) and the 41 properties sold as of March 19, 2026 had ABR totaling $98 million(1) at the time of sale. Our property sales since the Spin-Off and through March 19, 2026 generated gross sales proceeds totaling approximately $813 million, and during this period we have declared an aggregate of approximately $336 million of shareholder distributions, representing $22.69 per common share.
We intend to continue to pursue our strategy of selling our remaining properties and paying distributions to shareholders periodically out of the net sale proceeds. We currently expect that when we have sold all or substantially all of our properties, we will seek to terminate NLOP and wind up its affairs.
Neither the Declaration of Trust nor the Maryland REIT Law requires shareholder approval for NLOP to sell all or substantially all of our remaining properties; however, shareholder approval is required to terminate NLOP's legal existence. Section 12.2 of NLOP’s Declaration of Trust provides that NLOP may be terminated at any time following (i) the Board determining that the termination is advisable and recommending approval of the termination by the shareholders and (ii) the approval by the affirmative vote of two-thirds of outstanding common shares of NLOP. Terminating NLOP at the appropriate time will enable us to wind down the affairs of NLOP and the related expenses of NLOP's continued existence as a public company.
We cannot predict exactly when we are likely to complete the sale of all or substantially all of our remaining properties. We currently expect to sell a number of assets in 2026 and 2027; however, property sales may occur sooner or later than our current expectations based on a number of factors, many of which are outside of our control, including economic conditions, interest rates, the availability of financing for buyers, competing properties that may be for sale and other factors described in "Risk Factors" in our Annual Report.
You should not construe our seeking approval to terminate NLOP at the Annual Meeting as an indication that we expect or intend to terminate NLOP in the near term. Rather, in light of our success to date in selling properties and paying off debt and our current expectations for remaining sales, our Board has determined that it is advisable to seek the approval at the Annual Meeting so that (i) we will have the ability to respond expeditiously to circumstances as they arise and (ii) we can realize some efficiency and cost savings from not having to possibly call a special meeting of shareholders at a later date to obtain the approval.
Accordingly, we are hereby proposing that the shareholders of NLOP approve the termination of existence and dissolution of NLOP, in accordance with the Declaration of Trust, at a future date to be determined by our Board when we have sold all or substantially all of our remaining properties and when the Board has confirmed that the termination of NLOP remains in the best interest of NLOP and its shareholders.
The Board of NLOP unanimously recommends that you vote FOR this Proposal.

1.ABR represents contractual minimum annualized base rent for our properties. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is presented on a pro rata basis.

22 2026 Proxy Statement

Certain Effects of a Termination of NLOP
If this Proposal is approved, the Board will have the authority to take the steps necessary to terminate NLOP's existence in the future without the need to obtain further shareholder approval. Following the sale or transfer of our properties and other assets, we intend to pay or provide for our liabilities and expenses, distribute the remaining liquidation proceeds to our shareholders and terminate. The officers of NLOP will execute and cause to be filed with the State Department of Assessments and Taxation of Maryland (SDAT), and elsewhere as may be required or deemed appropriate, such documents as may be required to terminate NLOP's existence and dissolve NLOP, including by establishing or converting to a liquidating entity. The rights and interests of all shareholders would cease, except for the right to receive ratable distributions of the proceeds of any remaining NLOP property, including any property held by a liquidating entity. A final payout to shareholders may be deferred until all liabilities, including contingent liabilities, are paid.
If NLOP owns any remaining real properties (or other assets) and liabilities at the time of termination, NLOP may contribute the remaining properties, assets and/or liabilities to a liquidating entity (commonly taking the form of a liquidating trust) and then distribute interests in the liquidating entity to NLOP's shareholders, which would enable us to avoid most of the costs of operating as a public company while those remaining assets and liabilities are being resolved.
Our common shares are listed on the NYSE and registered under the Exchange Act. At a future date to be determined by our Board in connection with the termination of NLOP (or as may sooner be required by the NYSE or any stock exchange on which our common shares are listed), we expect to delist our common shares and deregister them under the Exchange Act.
Approval of the Termination Authority Proposal will not obligate the Board to terminate NLOP by a particular date or at all. Approval of the Proposal will authorize the Board to terminate NLOP at such time as the Board determines that it remains advisable to do so, following the time when NLOP has sold all or substantially all of NLOP's properties.
If the shareholders do not approve the Termination Authority Proposal at the Annual Meeting or at a later meeting called to approve a termination of NLOP, NLOP would continue to exist even after we have sold all or substantially all of our properties, until we receive the necessary shareholder approval. The expenses of our continued existence would reduce distributions payable to our shareholders.
Regulatory Matters
Other than in connection with the filing of this Proxy Statement with the SEC and any requirements under Maryland law, we are not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with a termination of NLOP.
Appraisal or Dissenters' Rights
Pursuant to Maryland law and our Declaration of Trust, you are not entitled to appraisal or dissenters' rights (or rights of an objecting shareholder) in connection with the Termination Authority Proposal.
Interests of Trustees and Advisor in the Proposal
The interests of our trustees in the Termination Authority Proposal are generally aligned with the interests of our shareholders. The trustees beneficially owned an aggregate of 106,266 common shares of NLOP as of April 13, 2026. No termination fee is payable to our Advisor in respect of a termination of the Advisory Agreements arising from our dissolution.
Required Vote
The affirmative vote of the holders of two-thirds of our common shares outstanding as of the record date for the Annual Meeting and entitled to vote thereon is required for the approval of the Termination Authority Proposal. For purposes of this Proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will be counted as votes cast and will have the same effect as votes against the proposal.

The Board recommends a vote FOR the approval of the Termination Authority Proposal.

2026 Proxy Statement 23

Proposal Three:
Ratification of Appointment of Independent Registered Public Accounting Firm
From our inception in 2022, the Company has engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. For 2026, the Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as our independent auditors. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from shareholders.
Although shareholder ratification of PricewaterhouseCoopers LLP's appointment is not required by our Declaration of Trust, the Bylaws, or otherwise, the Board is submitting the ratification of PricewaterhouseCoopers LLP's appointment for fiscal year 2026 to the Company's shareholders. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for fiscal year 2026 but will not be obligated to terminate the appointment. Even if the shareholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the Audit Committee determines that such a change would be in the Company's interests.
The ratification of PricewaterhouseCoopers LLP's appointment requires the affirmative vote of a majority of the votes actually cast by shares present at the virtual meeting or represented by proxy at the Annual Meeting, a quorum being present.

The Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2026.

24 2026 Proxy Statement

Report of the Audit Committee
The Audit Committee of the Board reports as follows with respect to the audit of Net Lease Office Properties' fiscal 2025 audited financial statements.
The audit functions of the Audit Committee focus on the adequacy of Net Lease Office Properties' internal controls and financial reporting procedures, the performance of Net Lease Office Properties' internal audit function and the independence and performance of Net Lease Office Properties' Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP. The Audit Committee meets periodically with management to consider the adequacy of internal controls and the objectivity of Net Lease Office Properties' financial reporting. The Audit Committee discusses these matters with appropriate internal financial personnel as well as its Independent Registered Public Accounting Firm. The Audit Committee held four regularly scheduled meetings during 2025.
Management has primary responsibility for Net Lease Office Properties' financial statements and the overall reporting process, including Net Lease Office Properties' system of internal controls. The Independent Registered Public Accounting Firm audits the annual financial statements, expresses an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues it believes should be raised with us. The Audit Committee monitors these processes, relying without independent verification on the information provided to us and on the representations made by management.
The Audit Committee has reviewed and discussed the audited financial statements with the management of Net Lease Office Properties. The trustees who serve on the Audit Committee are all "independent" as defined in the NYSE listing standards and applicable rules of the SEC.
The Audit Committee has discussed with the Company's Independent Registered Public Accounting Firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communications with the committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from Net Lease Office Properties. Based on this review and discussions of the audited financial statements of Net Lease Office Properties with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2025, be included in the Company's Annual Report for filing with the SEC.
Submitted by the Audit Committee:
Richard J. Pinola, Chair
Axel K.A. Hansing
Jean Hoysradt
The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company incorporates it by specific reference.
Financial Expert
The Board has determined that Richard J. Pinola, who is Chair of the Audit Committee, is a "financial expert" as defined in Item 407 of Regulation S-K under the Exchange Act. As noted above, this individual is independent under the listing standards of the NYSE and the rules of the SEC.

2026 Proxy Statement 25

Report of the Audit Committee
Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2025 and 2024
The following table sets forth the approximate aggregate fees billed to NLOP during fiscal years 2025 and 2024 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2025	2024

Audit Fees(1)	$750,000	$825,000
Audit-Related Fees	—	—
Tax Fees(2)	$354,564	$321,368
All Other Fees	—	—
Total Fees	$1,104,564	$1,146,368
1.This category consists of fees for professional services rendered for the audit of Net Lease Office Properties fiscal 2025 and 2024 financial statements included in our Annual Reports, and the review of the financial statements included in our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, June 30, and September 30, 2025 and 2024, and other audit services.
2.This category consists of fees billed to Net Lease Office Properties by PricewaterhouseCoopers LLP of $301,620 and $284,294 for tax compliance services during 2025 and 2024, respectively, and $52,944 and $37,074 for tax consultation in connection with transactions during 2025 and 2024, respectively.
Pre Approval Policies
The Audit Committee's policy is to pre approve audit and permissible non-audit services provided by the Company's Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre approval is generally provided for up to one year and any pre approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre approval, as well as the fees for the services performed to date. The Audit Committee may also pre approve particular services on a case-by-case basis. If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chair, Mr. Pinola, the authority to approve such services on its behalf, provided that such action is reported to the committee at its next meeting. Pursuant to these policies, the Audit Committee pre approved all the services provided by the Independent Registered Public Accounting Firm in fiscal years 2025 and 2024 shown in the table above.

26 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners, Trustees and Management
The following tables set forth certain information regarding the beneficial ownership of our common shares as of April 13, 2026, by all trustees and NEOs on that date as a group, and each person known to the Company to own beneficially more than 5% of the common shares. Any fractional shares are rounded down to the nearest full share. None of the shares has been pledged as collateral.

Name of Beneficial Owner	Amount of Shares Beneficially Owned (#)	Percentage of Class (%)

BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	1,230,697	8.31%
1.The information for BlackRock, Inc. ("BlackRock") is derived from a Schedule 13G filed with the SEC on November 8, 2024 to report beneficial ownership as of September 30, 2024. Based on that filing, BlackRock was the beneficial owner of 1,230,697 shares of NLOP in the aggregate as of that date. As of that date, BlackRock reported that it had sole dispositive power over all such shares.

Name of Beneficial Owner	Amount of Shares Beneficially Owned(1) (#)	Percentage of Class (%)

Non-Employee Trustees
Axel K.A. Hansing	10,817	*
Jean Hoysradt	11,032	*
John J. Park(2)	32,665	*
Richard J. Pinola	26,154	*
Named Executive Officers
Jason E. Fox(3)	25,598	*
ToniAnn Sanzone	4,223	*
All Trustees and Named Executive Officers as a Group (6 individuals)	110,489	*

*    Less than 1%
1.Beneficial ownership has been determined in accordance with the rules of the SEC and includes shares that each beneficial owner (or the trustees and NEOs as a group) has the right to acquire within 60 days of April 13, 2026. Except as noted, the listed individuals have sole investment power and sole voting power as to all shares of which they are identified as being the beneficial owners.
2.The amount shown includes 2,196 shares of NLOP owned by Mr. Park’s spouse which Mr. Park disclaims beneficial ownership of.
3.The amount shown includes 76 shares of NLOP owned by Mr. Fox’s son and 5 shares of NLOP owned by his daughter.

2026 Proxy Statement 27

Equity Compensation Plan Information
The following table presents information regarding our equity compensation plans as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (#)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (#)

Equity compensation plans approved by security holders	—	—	720,939(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	720,939(1)
1.Includes the following shares remaining available for issuance at December 31, 2025: 720,939 shares issuable under the 2023 Plan, which may be issued as various stock- and cash-based awards, including RSUs, stock options (including incentive stock options (ISOs) and nonqualified stock options), restricted stock, dividend equivalents, stock payments, other incentive awards, long-term incentive plan (LTIP) units and stock appreciation rights (SARs). To date, we have only issued RSUs under the 2023 Plan and do not currently expect to issue stock options or similar instruments under the 2023 Plan.

28 2026 Proxy Statement

Users' Guide
Who is soliciting my proxy?
The trustees of NLOP, on behalf of the Company, are sending you this Proxy Statement and enclosed proxy card.
Who is entitled to vote?
NLOP's shareholders as of the close of business on April 13, 2026, which is the record date, are entitled to vote at the Annual Meeting.
What is the Board's voting recommendation for each of the proposals, and what vote is required for the different proposals?
You may vote FOR, AGAINST or ABSTAIN with respect to each Proposal.

Proposal	Board Vote Recommendation	Vote Required to Approve	Effect of Abstention	Page

Proposal One: Election of Two Class II Trustees for a One-Year Term	FOR each Nominee	Majority of the votes cast with respect to each nominee	No effect	5
Proposal Two: The Termination Authority Proposal	FOR	Two-thirds of all the votes entitled to be cast on the Proposal	Vote against	22
Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority of the votes cast on the Proposal	No effect	24
If you own shares through a broker or other nominee in street name, you may instruct your broker or other nominee as to how to vote your shares. A "broker non-vote" occurs when you fail to provide a broker or other nominee with voting instructions and a broker or other nominee does not have the discretionary authority to vote your shares on a particular matter because the matter is not a routine matter under the NYSE rules. Therefore, if you fail to provide your broker or other nominee with voting instructions with respect to Proposals One, Two and Three, broker non-votes will result with respect to each of those Proposals. For Proposals One and Three broker non-votes will not be considered a vote cast, will not be counted in determining the number of affirmative votes required for approval and, accordingly, will not have the effect of a vote for or against the proposal. For Proposal Two, abstentions and broker non-votes will have the same effect as a vote against the proposal. Broker non-votes and abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.
To attend, participate in and/or vote at the virtual Annual Meeting at www.virtualshareholdermeeting.com/NLOP2026 shareholders must enter the 16-digit control number found on their proxy card or voting instruction form or notice. Support phone numbers will be available on the meeting website if you experience any technical difficulties.
You may cast your vote in any of the following ways:

Internet	Phone	Mail	QR Code

Visit www.proxyvote.com. You will need the 16-digit number included on your proxy card or voting instruction form or notice.	Call 1-800-690-6903 or the number on your voting instruction form. You will need the 16-digit number included on your proxy card or voting instruction form or notice.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form or notice.	Point your smartphone camera at the icon above to visit www.proxyvote.com. You will need the 16-digit number included on your proxy card or voting instruction form or notice.

2026 Proxy Statement 29

How many shares may vote?
At the close of business on the record date, NLOP had 14,814,075 common shares outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.
What is a quorum?
A quorum is the presence, either in person at the virtual meeting or represented by proxy, of a majority of all the votes entitled to be cast at the Annual Meeting. There must be a quorum for the Annual Meeting to be held.
How will voting on any shareholder proposals be conducted?
We do not know of any other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment, to the extent permitted by applicable law.
Who will pay the cost for this proxy solicitation?
NLOP will pay the cost of preparing, assembling and mailing the Notice of Internet Availability of Proxy Material, this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of our officers and the Advisor's employees (who will receive no compensation from us) to solicit proxies personally and by telephone. We have retained the services of Georgeson LLC to assist in the solicitation of proxies for a fee of $10,500 plus reasonable out-of-pocket expenses. We may engage Georgeson for additional solicitation work and incur fees greater than $10,500, depending on a variety of factors, including preliminary voting results. We expect to request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority over the execution of proxies, and we will reimburse such persons for their expenses in so doing.
May I revoke my proxy?
Yes, you may revoke your proxy at any time before the Annual Meeting by notifying NLOP's Corporate Secretary or submitting a new proxy card, or by voting at the virtual meeting. You should mail any notice of revocation of proxy to Susan C. Hyde, Corporate Secretary, Net Lease Office Properties, One Manhattan West, 395 9th Avenue, 58th Floor, New York, New York 10001.
What are the implications of being an Emerging Growth Company?
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We also provide certain scaled back executive compensation and other disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our NEOs or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1.235 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the Spin-Off, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.
What is "householding"?
We have adopted "householding," a procedure under which owners who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and thus reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Householding does not affect dividend check mailings. We will deliver promptly upon oral or written request a separate copy of the Proxy Statement to any owner at their address. If you would like to opt out of householding, or if you are an owner eligible for householding and would like to participate in householding, please send a request to the Corporate Secretary noted above. To opt out of householding, you may also send a request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.
For householding relating to street name holdings, please contact the bank, broker or other nominee that holds your shares.

30 2026 Proxy Statement

Users’ Guide
We make references herein to various websites, including our website located at www.nloproperties.com and our Advisor's website located at www.wpcarey.com; however, the information located on, or accessible from, any website (including our website) is not, and should not be deemed to be, part of this Proxy Statement or incorporated into any other filing that we submit to the SEC.

2026 Proxy Statement 31

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NLOP2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84024-P47145

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NET LEASE OFFICE PROPERTIES

The Board of Trustees recommends you vote FOR the election of all of the Class II trustee nominees listed in Proposal 1:

1. Election of the Class II Trustee Nominees to serve until the 2027 Annual Meeting of Shareholders and until their respective successors are duly elected and qualify:

Class II Trustee Nominees:	For	Against	Abstain
1a. John J. Park	☐	☐	☐
1b. Richard J. Pinola	☐	☐	☐

The Board of Trustees recommends you vote FOR Proposal 2:

	For	Against	Abstain
2. The Termination Authority Proposal.	☐	☐	☐

The Board of Trustees recommends you vote FOR Proposal 3:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V84025-P47145

NET LEASE OFFICE PROPERTIES
ANNUAL MEETING OF SHAREHOLDERS
JUNE 12, 2026
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

The shareholder(s) hereby appoint(s) ToniAnn Sanzone and Susan C. Hyde, and each of them, with full power of substitution, as proxies to attend on behalf of the shareholder(s), and to vote all common shares of Net Lease Office Properties that the shareholder(s) is/are entitled to vote, at the 2026 Annual Meeting of Shareholders of Net Lease Office Properties to be held virtually at www.virtualshareholdermeeting.com/NLOP2026 on Friday, June 12, 2026 at 10:00 a.m., Eastern Time and any adjournment or postponement thereof and otherwise to represent the shareholder(s) at the 2026 Annual Meeting and all adjournments or postponements thereof with all powers possessed by you, if personally present. The shareholder(s) hereby revoke(s) all prior proxies heretofore given with respect to the 2026 Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II TRUSTEE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF TRUSTEES AND FOR PROPOSAL 2 AND PROPOSAL 3. THE VOTES YOU ARE ENTITLED TO CAST WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side